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                            ARTICLES OF INCORPORATION
                                       OF
                        CENTRAL VALLEY COMMUNITY BANCORP


         The undersigned Incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of California, hereby certifies that:

                                       I.

                                      NAME

The name of this corporation is Central Valley Community Bancorp.

                                       II.

                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

                          AGENT FOR SERVICE OF PROCESS

         The name and complete business address in this State of the corporation's initial agent for service of process is Daniel J. Doyle, Clovis Community Bank, 600 Pollasky Avenue, Clovis, California 93612.

                                       IV.

                                AUTHORIZED STOCK

         Central Valley Community Bancorp (hereinafter the "Corporation") is authorized to issue one class of shares, designated "Common Stock". The number of shares of Common Stock authorized to be issued is Twenty Million (20,000,000).

                                       V.

                              LIABILITY LIMITATION

         The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


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                                       VI.

                                 INDEMNIFICATION

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

                                      VII.

                              BUSINESS COMBINATIONS

         Section 1. The provisions of this Article shall apply to any of the following transactions (hereinafter referred to as "Business Combinations"):

         (a) any merger of the Corporation with or into any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation; or

         (b) any sale, lease, exchange or other disposition (in one transaction or series of related transactions) of all or substantially all of the assets of the Corporation to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation; or

         (c) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) to the Corporation or any subsidiary of the Corporation of any assets in exchange for voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) constituting 5% or more of the outstanding securities of the Corporation after such exchange by any other corporation, person or entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation; or

         (d) any reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of the Corporation's voting securities remaining after any other corporation, person or other entity has acquired 5% or more of the total voting power of the outstanding voting securities of the Corporation.

         A corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation is herein referred to as the "Acquiring Entity".


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         Section 2. Without the affirmative vote in person or by proxy of the holders of not less than one hundred percent (100%) of the outstanding voting securities of the Corporation, no Business Combination may be effected unless all of the following conditions, to the extent applicable, are fulfilled:

         (a) The Acquiring Entity shall not have acquired any voting securities, directly or indirectly, from the Corporation except in a Business Combination to which this Article did not apply or in a Business Combination to which this Article did apply and which satisfied all of the requirements of this Article.

         (b) After the time when the Acquiring Entity became the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation, the Acquiring Entity shall not have (i) received the benefit, directly or indirectly, of any loans, advances, extensions of credit, guarantees, pledges or other financial assistance or tax benefits provided, directly or indirectly, by the Corporation, or (ii) made or caused to be made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors of the Corporation then in office.

         (c) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, or any similar or superseding federal statute, as at the time in effect (whether or not the provisions of such act or statute shall be applicable to the Corporation) shall be mailed to shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which any of the directors may choose to state and an opinion of a reputable investment banking firm stating that the terms of the Business Combination are fair from the point of view of both the Corporation and the shareholders of the Corporation other than an Acquiring Entity:

         Section 3. No Business Combination shall be effected unless it is approved at an annual meeting or a special meeting of the Corporation's shareholders called for that purpose. The affirmative vote in person or by proxy of the holders of not less than eighty percent (80%) of the voting power of the outstanding securities of the Corporation shall be required for approval of any such Business Combination. No Business Combination may be approved by action by written consent of the shareholders of the Corporation.

         Section 4. For the purpose of this Article, any corporation, person or entity will be deemed to be the beneficial owner of any voting securities of the
Corporation:

         (a) which it owns directly, whether or not of record; or

         (b) which it has the right to acquire pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise; or


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         (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above), by any "affiliate" or "associate" as those terms as defined in the Regulations of the Securities and Exchange Commission adopted pursuant to the Securities Exchange Act of 1934 as in effect on the date hereof; or

         (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above), by any other corporation, person or entity with which it or any of its "affiliates" or "associates" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of voting securities of the Corporation.

         For the purposes only of determining whether a corporation, person or other entity owned beneficially, directly or indirectly, 5% or more of the total voting power of the outstanding voting securities of the Corporation, the outstanding voting securities of the Corporation will be deemed to include any voting securities that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options or otherwise which are deemed to be beneficially owned by such corporation, person or other entity pursuant to the foregoing provisions of this
Section 4.

         Section 5. The provisions of this Article shall not apply to a Business Combination which (a) (i) does not change any voting security holder's percentage ownership of voting power in any successor to the Corporation from the percentage of voting power beneficially owned by such holder in the Corporation, (ii) provides for the provisions of this Article, without any amendment, change, alteration or deletion, to apply to any successor to the Corporation, and (iii) does not transfer all or substantially all of the Corporation's assets other than to a wholly-owned subsidiary of the Corporation, or (b) shall have been authorized by the Board of Directors of the Corporation prior to the time that the Acquiring Entity became the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation.

         Section 6. The affirmative vote required by this Article will be in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, or these Articles of Incorporation, or the resolution providing for the issuance of a class or series of stock which has been adopted by the Board of Directors, or any agreement between the Corporation and any national securities exchange.

         Section 7. The Board of Directors of the Corporation shall make all determinations pursuant to this Article, including, without limitation, (i) the amount of voting power beneficially owned directly or indirectly, by any corporation, person or entity, and (ii) the status of any corporation, person or entity as an affiliate or associate of another. Any such determination reasonably made in good faith by the Board of Directors on the basis of available information shall be conclusive and binding.


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         IN WITNESS WHEREOF, the undersigned Incorporator has executed these
Articles of Incorporation.


                            /s/ Steven M. Plevin
                            -------------------------------------------
                            STEVEN M. PLEVIN, INCORPORATOR



                            DECLARATION

         I declare that I am the person who executed the foregoing Articles of Incorporation and that said instrument is my act and deed.

         Executed at San Francisco, California, this 7th day of February, 2000.



                            /s/ Steven M. Plevin
                            ---------------------------------------
                            STEVEN M. PLEVIN


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